Exhibit 23 (i)	Consent of Madsen & Associates, CPA’s Inc.

MADSEN & ASSOCIATES, CPA’s INC.                684 East Vine Street, #3
Certified Public Accountants and Business             Murray, Utah, 84107
Consultant Board                      Telephone: 801-268-2632
        Fax: 801-262-3978

CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS

We have issued our report dated October 16, 2005, accompanying the financial statements of Standard Capital Corporation as at August 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the years ended August 31, 2005 and 2004 and hereby consent to the incorporation by reference of such report in a Registration Statement on Form SB-2A (Amendment #1).

January 17, 2006
/s/ “Madsen & Associates, CPA’s Inc.”
                                   Madsen & Associates, CPA’s Inc.